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Exxon Mobil Corporation
(Name of Registrant as Specified in Its Charter)

Engine No. 1 LLC
Engine No. 1 LP
Engine No. 1 NY LLC
Christopher James
Charles Penner
Gregory J. Goff
Kaisa Hietala
Alexander Karsner
Anders Runevad

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ENGINE NO. 1 Reenergize ExxonMobil // Presentation to Climate Action 100+ April 14, 2021

Disclaimers

Important Information

Engine No. 1 LLC, Engine No. 1 LP, Engine No. 1 NY LLC, Christopher James, Charles Penner (collectively, "Engine No. 1"), Gregory J. Goff, Kaisa Hietala, Alexander Karsner, and Anders Runevad (collectively and together with Engine No. 1, the "Participants") have filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and accompanying form of WHITE proxy to be used in connection with the solicitation of proxies from the shareholders of Exxon Mobil Corporation (the "Company"). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying WHITE proxy card will be furnished to some or all of the Company's shareholders and is, along with other relevant documents, available at no charge on Engine No.1's campaign website at https://reenergizexom.com/materials/ and the SEC website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement filed by the Participants with the SEC on March 15, 2021. This document is available free of charge from the sources described above.

General Considerations

This presentation is for general informational purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in this presentation represent the opinions of Engine No. 1 and are based on publicly available information with respect to the Company and the other companies referred to herein. Engine No. 1 recognizes that there may be confidential information in the possession of the companies discussed in this presentation that could lead such companies to disagree with Engine No. 1' conclusions. Certain financial information and data used herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third party reports. Engine No. 1 has not sought or obtained consent from any third party (other than the individuals who have provided the testimonials included in this presentation) to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Engine No. 1 does not endorse third-party estimates or research which are used in this presentation solely for illustrative purposes. No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third party report. Unless otherwise indicated, the figures presented in this presentation have not been calculated using generally accepted accounting principles ("GAAP") and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected in this presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of the opportunities identified by Engine No. 1 herein are based on assumptions that Engine No. 1 believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security. Engine No. 1 reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Engine No. 1 disclaims any obligation to update the data, information or opinions contained in this presentation.

REENERGIZE EXXON//

Disclaimers

Forward-Looking Statements

This presentation contains forward-looking statements. All statements contained in this presentation that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this presentation that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Engine No. 1. Although Engine No. 1 believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this presentation, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this presentation will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying those forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this presentation, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Engine No. 1 will not undertake and specifically disclaims any obligation to disclose the results of any revisions that may be made to any projected results or forward- looking statements in this presentation to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Not an Offer to Sell or a Solicitation of an Offer to Buy

Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds and investment vehicles managed by Engine No. 1 currently beneficially own shares of the Company. These funds and investment vehicles are in the business of trading – buying and selling– securities and intend to continue trading in the securities of the Company. You should assume such funds and investment vehicles will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, Engine No. 1' beneficial ownership of shares of, and/or economic interest in, the Company's common stock may vary over time depending on various factors, with or without regard to Engine No. 1' views of the Company's business, prospects or valuation (including the market price of the Company's common stock), including without limitation, other investment opportunities available to Engine No. 1, concentration of positions in the portfolios managed by Engine No. 1, conditions in the securities markets and general economic and industry conditions. Engine No. 1 also reserves the right to change its intentions with respect to its investments in the Company and take any actions with respect to investments in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions. However, neither Engine No. 1 nor the other Participants or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of the Company or any of its subsidiaries. Concerning Intellectual Property All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Engine No. 1' use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

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The industry is evolving, and so must ExxonMobil O il and gas companies face significant long - term challenges. Declining long - term returns and lower capital productivity for non - state oil and gas companies Growing long - term demand uncertainty due to advancements in low and no - carbon technologies Growing long - term business model risk as pressure increases for countries to lower carbon emissions • ExxonMobil has significantly underperformed and we believe has failed to adjust its strategy to enhance long - term value • A focus on chasing production growth over value has resulted in an undisciplined capital allocation strategy that is out of step with the industry and has destroyed value even during periods of higher prices • A refusal to accept that fossil fuel demand may decline in decades to come has led to a failure to take even initial steps towards long - term evolution, and trying to obfuscate rather than address long - term business risk • Addressing these challenges requires successful and transformative energy experience on the Board of Directors 4

ExxonMobil has dramatically underperformed for shareholders over any relevant time period Source: Bloomberg. *Pre - COVID returns are as of February 19, 2020. **Returns are as of December 4,2020 close, the last trading d ay prior to Energy No. 1’s public engagement with ExxonMobil. Total Returns include dividends. Proxy Peers are Chevron, Shell, Total & BP (ExxonMobil 2021 proxy statement). Total Returns Pre - COVID * Total Returns Prior to Engine No. 1 Public Engagement ** 1 YR 3 YR 5 YR 10 YR 1 YR 3 YR 5 YR 10 YR ExxonMobil - 18.9% - 15.9% - 17.5% 27.8% ExxonMobil - 34.4% - 41.2% - 33.0% - 14.8% Chevron - 3.3% 13.0% 25.6% 117.5% Chevron - 15.7% - 11.9% 28.9% 62.4% Shell - 10.4% 14.3% 12.9% 104.7% Shell - 35.4% - 31.1% - 3.1% 18.3% Total - 4.1% 11.0% 28.3% 83.2% Total - 13.9% - 5.8% 15.9% 74.0% BP - 8.1% 24.7% 43.9% 34.6% BP - 36.7% - 31.7% 8.0% 14.2% Peer avg. ex XOM - 6.4% 15.8% 27.7% 85.0% Peer avg. ex XOM - 25.4% - 20.1% 12.4% 42.2% Underperformance vs. peer average - 12.5% - 31.7% - 45.2% - 57.2% Underperformance vs. peer average - 9.0% - 21.1% - 45.5% - 57.1% ExxonMobil Peer Rank 5 / 5 5 / 5 5 / 5 5 / 5 ExxonMobil Peer Rank 3 / 5 5 / 5 5 / 5 5 / 5 S&P 500 24.3% 52.8% 78.7% 275.4% S&P 500 21.1% 48.5% 95.4% 271.0% 5

Returns on oil and gas projects have been falling for years, even during times of higher prices Chart Source: ExxonMobil 10 - Ks; Upstream ROCE excludes corporate investment and costs. 2020 ROCE includes $19.4bn in asset impairment, excluding which the ROCE is still negative ( - 0.4%). Quote Source: Derek Brower (Oct. 28, 2020). Why ExxonMobil is sticking with oil as rivals look to a greener future . Financial Times. 6 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 -20% -10% 0% 10% 20% 30% 40% 50% 60% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Upstream ROCE (LHS) Crude price per barrel (XOM realized avg, RHS) Avg. crude price of $49.97/bbl Avg. crude price of $50.89/bbl Upstream Return on Average Capital Employed (ROCE %) “Analysts say a quest for fast oil - production growth and an addiction to risky, high - cost projects have hobbled [ExxonMobil] in recent years. Financial Times, October 28, 2020

Despite this industry trend, ExxonMobil has pursued far more aggressive spending than peers • Irresponsible spending led to ExxonMobil entering 2020 with the highest break - even price of any of its peers, which destroyed value and left it heavily exposed Source: JP Morgan research; Pre - COVID data as of January 31, 2020 for US peers and December 6, 2019 for European peers. $ / bbl Breakeven Oil Price $62 $52 $46 $61 $62 $84 $57 $58 $67 $65 $87 $58 $47 $56 $60 $30 $50 $70 $90 ExxonMobil Chevron BP Shell Total 2018 2019 2020 (Pre-Covid) 7 “Shrinking discipline and rising leverage make what was once the smartest oil major [ExxonMobil] a risky play on crude prices.” – Bloomberg, Dec. 1, 2020

ExxonMobil has been funding its spending on low - return projects by taking on large amounts of debt • While its balance sheet once had no net debt, today ExxonMobil has the most debt in its history, increasing over $80 billion in the last 12 years, and since 2016 has had three debt ratings downgrades by S&P (including two pre - COVID) • Given financial pressure, ExxonMobil last year suspended its employee 401(k) matching program and utilized enhanced “performance reviews” to conduct layoffs Chart Source: ExxonMobil 10 - Ks & Bloomberg. Quote Source: Jinjoo Lee (Mar. 19, 2021). Oil Investors Hunt for Cash Gushers. WSJ. ExxonMobil Net Debt ($ millions) ($20,680) ($22,582) $43,811 $63,600 ($30,000) ($20,000) ($10,000) $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 “[ExxonMobil] had been unable to fund its dividends through free cash flow alone even in 2019 before the pandemic.” WSJ, March 19, 2021 8

ExxonMobil continues to position itself to succeed only if fossil fuel demand grows for decades

- ExxonMobil is world's 5th largest producer of greenhouse gas (GHG) emissions (after coal from China, Saudi Aramco, Gazprom, and Nat'l Iranian Oil Co.)
- This is an existential business risk given that 2/3 of emissions come from countries that have pledged to hit net zero by 2050
- Any diversification strategy must be profitable over the long-term to be sustainable, but there is an appropriate balance between maintaining current profitability and recognizing the need for long-term industry transition
- ExxonMobil ignores the risk of a narrow long-term focus on fossil fuel projects that can take decades to deliver a return and for which there may be significantly reduced future demand

Bloomberg's Business Model Score, which rates Energy Transition readiness


Shell (#1)
Total (#2)
BP (#5)
Equinor (#7)
Eni (#9)
Chevron (#10)
Major average
ExxonMobil (#20)
7.9
7.0
6.3
5.3
5.1
5.1
6.1
3.2
2
3
4
5
6
7
8

"As late as October, Exxon Mobil's [CEO] dismissed the suggestion that climate change concerns posed long-term risk to his industry …'" *– Reuters, March 23, 2021*

"After a 'decade of strategic errors,' Exxon is 'exactly where it never wanted to be: subject to oil markets and global GDP recovery.' Nor has [it] enunciated any kind of holistic strategy for navigating the carbon transition …"

Forbes, Dec. 29, 2020

Chart Source: Bloomberg's report *BNEF Oil and Gas Transition Scores, Leaders and Laggards* (March 24, 2021). Scores out of 10, 10 being the best. Score as per BloombergNEF methodology, as of March 2021. Figures in parentheses are rankings among integrated oil and gas companies. ExxonMobil ranks 20th out of 23 global integrated companies.
Quote Source: Terry Slavin (Mar.23, 2021). Has Exxon Mobil turned over a new, green leaf? Reuters.

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9

Rather than changing its strategy, ExxonMobil is trying to change the facts • In the past ExxonMobil dismissed total emissions reduction targets as a “beauty competition” • Now it claims its emissions reduction targets are “consistent” with the Paris Agreement • However, in setting such targets ExxonMobil first excludes ~90% of its emissions, by excluding all Scope 3 emissions (from burning fossil fuels) and Scope 1 and 2 emissions (from producing fossil fuels) from non - operated assets • While ExxonMobil disclaims responsibility for such emissions, this does nothing to address fundamental business risk Chart Source: ExxonMobil Energy and Carbon Summary 2020 and 2021. Non - operated asset mix is approximate based EDF & Rockefeller Asset Management Report ‘Emission Omission’ (Oct. 2020). Emissions Excluded From Reduction Targets 690 120 ~ 60 570 ~ 60 0 100 200 300 400 500 600 700 Total 2019 emissions Scope 3 Scope 1&2 Non - operated assets 2019 Operated assets Scope 1&2 ExxonMobil excludes most of its actual emissions from its emission reduction targets, which offers investors little long - term safety. 10 Million Tons of CO2 Eq (Per Year)

ExxonMobil paints a misleading picture of its carbon capture capabilities • ExxonMobil claims to be the “global leader” in carbon capture, yet most of this is necessary separation of the CO 2 that naturally occurs during the production of methane (the key ingredient in natural gas), which is captured versus vented • This reduces emissions intensity, not the far larger amount of Scope 3 emissions from burning natural gas, which rises with production growth even if intensity falls • Also, much of the CO 2 captured is injected into the ground to loosen hard to reach oil, thus increasing total emissions • “Low Carbon Solutions” business mostly a patchwork of existing projects • True “deep decarbonization” projects to reduce Scope 3 emissions are far more costly and risky, and are highly unlikely to allow ExxonMobil to avoid long - term change Sources: IEA. Kevin Crowley (Feb 1, 2021). Exxon’s New Carbon Capture Plan Looks a Lot Like Its Old One . Bloomberg. John Biers (Feb 2, 2021). Exxon Mobil Reports Huge 2020 Loss As Changes Draw Mixed Reviews . Barron’s. “Andrew Logan, director of the oil and gas program at investor activist group Ceres, said the effort [by ExxonMobil] on carbon capture appeared little more than a "repackaging of existing efforts.” Barron’s February 2, 2021 “Exxon says LaBarge already captures 7 million tons of carbon dioxide a year, nearly 80% of the company’s total … Most of the CO2 is pumped up from the ground as a byproduct of natural gas and helium, processed and then sold to nearby crude operators to enhance their oil recovery.” Bloomberg, Feb. 1, 2021 “Exxon’s new carbon capture plan looks a lot like its old one.” Bloomberg, February 1, 2021 11

ExxonMobil's minimal investment in more advanced carbon capture appears mostly focused on advertising

- ExxonMobil has heavily advertised its investment in a company pursuing direct air capture, yet this investment is miniscule (reportedly $15 million) and appears primarily driven by marketing considerations, avoiding the important question of whether and how much it should be investing in large scale efforts

> **"[Global Thermostat] has featured prominently in ExxonMobil's commercials on YouTube, Twitter, and Facebook. But Global Thermostat's achievements haven't matched its promise** …
>
> [A]ccounts suggest the company has been stymied by setbacks and mismanagement since almost the very beginning and has **made little progress in deployment over the past decade**. They say its biggest accomplishments, including the deals with blue-chip companies, amounted to less than advertised and in some cases have yet to produce anything …
>
> **Current and former staffers say it's unclear exactly what Exxon is doing with Global Thermostat besides advertising it heavily."**
>
> *Bloomberg, April 9, 2021*



Capturing CO_2 straight from the air
Vacuum
Filter
Store and use
ExxonMobil

Source: Leslie Kaufman & Akshat Rathi (Apr. 9, 2021). *A Carbon-Sucking Startup Has Been Paralyzed by Its CEO*. Bloomberg.

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12

Focusing on societal choices while trying to limit those choices is poor long - term strategy • ExxonMobil argues that meaningful decreases in GHG emissions will require “changes in society’s energy choices coupled with the development and deployment of affordable lower - emission technologies” • This is true, but ignores its role in influencing such choices • This argument also fails to acknowledge that such choices are changing, and that trying to restrict or confuse such choices – rather than adapting to them – likely only makes eventual disruption that much more severe Emphasis added in all cases. ExxonMobil quote source: ExxonMobil Press Release, Dec. 14, 2020. Other quote sources: Elliott Negin (Oct. 23, 2020). ExxonMobil Is Still Bankrolling Climate Science Deniers . Union of Concerned Scientists. Gavin Bade (Sep. 16, 2019). The oil industry vs. the electric car . Politico. Sharon Lerner (Jul. 20, 2019). Waste Only: How the Plastics Industry Is Fighting to Keep Polluting the World . The Intercept. “Groups backed by industry giants like Exxon Mobil… are waging a state - by - state, multimillion - dollar battle to squelch utilities’ plans to build charging stations across the country.” Politico, Sept. 16, 2019 “[T]he American Progressive Bag Alliance … part of the Plastics Industry Association, a trade group that includes Shell Polymers, LyondellBasell, Exxon Mobil, Chevron Phillips, DowDuPont, and Novolex … was backing a state bill that would strip Tennesseans of their ability to address the plastics crisis. The legislation would make it illegal for local governments to ban or restrict bags and other single - use plastic products — one of the few things shown to actually reduce plastic waste.” Intercept, July 20, 2019 “All told, ExxonMobil has spent more than $37 million on climate science denier organizations from 1998 through 2019.” Union of Concerned Scientists, Oct. 23, 2020 13

Reenergizing ExxonMobil requires real change

	LONG-TERM STRATEGY	CAPITAL ALLOCATION	INCENTIVES	BOARD COMPOSITION
POSITIONS TO **ENHANCE AND PROTECT** LONG-TERM **VALUE CREATION**	Gradually but purposefully repositioning company to succeed in a decarbonizing world	Long-term commitment to a coherent returns-focused capex strategy	Better aligning performance goals to clear drivers of shareholder value	Four new independent directors with successful track records in energy
POSITIONS TO **RISK CONTINUED** LONG-TERM **VALUE DESTRUCTION**	Lack of material business diversification Focus on emissions intensity only	Lack of consistent focus on capex discipline	Lack of sufficient focus in rewarding value creation and lack of clear and consistent metrics	Lack of directors with successful and transformative energy experience

> **"Engine No. 1 has sensible recommendations.** It wants Exxon to appoint new independent directors with outside energy experience, invest only in projects with lower break-even oil and gas prices, consider using existing skills and scale to invest in growing areas such as renewable energy, and change compensation policy."
> *Reuters Breakingviews, December 7, 2020*

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Our board nominees fill the need for successful and transformative energy experience

Engine No. 1 Recommended Independent Nominees Collective Industry Experience



Oil & Gas + New Energy Tech + Energy Regulatory
9%
Information Technology
9%
Healthcare
19%
Financials
18%
Communication Services
9%
Climate Science Expert
9%
Oil & Gas
9%
Oil & Gas + Alt. Fuels
9%
Renewable Power
9%

""Engine No.1's board nominees… **all have very strong repute,** they have track records in the industry, and some of them cross over into low-carbon fields."'

Sam Margolin, managing director of Wolfe Research, quoted in Financial Times, March 3, 2021

"[ExxonMobil's] board should have been a better overseer of management, capital allocation and strategy. Yet even with new appointments, it has limited experience in energy. That needs to change… **The slate of four put up by activist Engine No. 1 could help.**"

Reuters Breakingviews, March 22, 2021

"[T]he driving aim of [Engine No. 1] is **four high quality board candidates** including Greg Goff… The other Engine #1 candidates, Kaisa Hietala (Neste), Alexander Karsner (Google X), and Anders Runevad (Vestas), are **very impressive.**"

Paul Sankey, Sankey Research, April 1, 2021

Quote Source: Derek Brower (Mar. 3, 2021). *Exxon v. Activist*. Financial Times. Robert Cyran (Mar. 22, 2021). *More Than This*. Reuters Breakingviews. Paul Sankey (Apr. 1, 2021). *Morning Sankey 4/1/2021*. Sankey Research.

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15

Gregory Goff – Proven experience to help focus on profitability and facilitate investment in the future

- Served as President and Chief Executive Officer (2010-2018) of Andeavor (formerly Tesoro), a leading petroleum refining and marketing company
- **During his tenure, Andeavor generated total returns of over 1,200%, versus the U.S. Energy sector's total return of 55%**
- ~30-year career with ConocoPhillips, where he held various leadership positions in Exploration and Production, and Downstream, and served as Senior Vice President of Commercial businesses from 2008 to 2010
- Serves on the Board of Enbridge Inc. and Avient

Relevant Experience

- Conventional Oil and Gas Industry
- **Named by Harvard Business Review one of the "Best-Performing CEOs in the World" in 2018**

Fills Unmet Board Need

- ~40 years of successful experience in all aspects of oil and gas

"Goff ... encapsulates exactly the worldview that we espouse, of the now-famous Chevron rallying cry 'Higher returns, lower emissions."
Paul Sankey, Sankey Research, April 1, 2021

"[A]mong the best and most strategic thinking managers in the industry."
Barclays Research, 2016

Text Source: Bloomberg. Quote Source: Paul Sankey (Apr. 1, 2021). *Morning Sankey 4/1/2021*. Sankey Research. Barclays Research. (Mar. 28 2016)

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16

Kaisa Hietala – Experience leading one of the top industry transformations from the inside • Trained geophysicist and environmental scientist • Began oil and gas career in E&P and crude trading at Neste, then led strategic review that resulted in creation of the Renewable Products segment. Served as EVP for 5 years ending in 2019, during which segment revenues grew by 1.6x and operating profits grew by 4x to over $1 billion • During this time, Renewable Products became over 2/3 of profits, and Neste’s stock returned ~550%. Today the Renewables division is over 90% of profits and Neste is the world’s largest producer of renewable diesel • Serves on board of Smurfit Kappa Group and Tracegrow “Kaisa Hietala built and ran the renewable business at Finnish refiner Neste, which has helped push that firm’s share price up 10 - fold over a decade.” Reuters Breakingviews, March 22, 2021 Relevant Experience • Conventional and renewable energy • Led oil and gas company transformation which was named by Harvard Business Review as one of the “Top 20 Business Transformations of the Last Decade” in 2019 (alongside Netflix, Amazon, and Microsoft) Fills Unmet Board Need • Experience in energy industry transformation 17 Text Source: Bloomberg. Quote Source: Robert Cyran (Mar. 22, 2021). More Than This . Reuters Breakingviews.

Alexander Karsner – Highly successful experience looking around energy industry corners • Began career developing energy infrastructure. As a private equity investor, venture partner and advisor, portfolios have included some of the most successful clean tech startups of the past decade • Part of the executive leadership team at X (formerly Google X), shaping strategy in new energy industry technologies • From 2005 to 2008, served as US Assistant Secretary of Energy, responsible for large federal R&D programs and National Laboratories. Helped enact or implement major legislation which remains foundational to federal energy policy and regulation • Serves on the board of Applied Materials “My (recommendation for) energy secretary, Andy Karsner (a green Republican who led renewable energy for George W. Bush).” Tom Friedman, New York Times (April 7, 2020) Relevant Experience • Conventional, alternative, and new energy technology • Appointed Assistant Energy Secretary by President Bush and put on the National Petroleum Council by President Obama Fills Unmet Board Need • Experience in conventional and cutting - edge energy technologies • Regulatory experience 18 Quote Source: Thomas Friedman (Apr. 7, 2020). What America Needs Next: A Biden National Unity Cabinet. New York Times.

Anders Runevad – Highly successful experience in competitive power generation landscape • CEO of Vestas, which has more installed wind power worldwide than any other manufacturer, for six years ending in 2019 • During his tenure, stock returned a total of 480%, significantly outperforming the global energy and industrials sectors • Credited with turning around Vestas, including relieving debt burden, returning to profitability, and restoring dividend • CEO signatory to the Paris Pledge for Action signed in 2015 in connection with the signing of the Paris Agreement • Previously held leadership positions at Ericsson. Serves on boards of Vestas, Nilfisk Holding and Schneider Electric SE “[S]ought to introduce discipline (read: cost cuts) into what some have viewed as an altruistic mission, looking to help wind power technology mature so that it no longer requires subsidies to attract customers. Under Runevad, Vestas … passed $10 billion in revenues … with profits now at a healthy $907 million. By contrast, Vestas lost $1.3 billion in the last full year before Runevad took over.” – Fortune, 2016 Relevant Experience • Renewable energy • Named in Fortune’s “Businessperson of the Year” list in 2016 and named one of the “Best - Performing CEOs in the World” by Harvard Business Review (2016, 2017, and 2019) Fills Unmet Board Need • Successful experience in evolving and highly competitive energy landscape 19 Text Source: Bloomberg. Quote Source: Businessperson of the Year (2016) . Anders Runevad . Fortune.

Thank you